Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of The Greenbrier Companies, Inc. and the effectiveness of The Greenbrier Companies, Inc.’s internal control over financial reporting dated November 10, 2010, appearing in the Annual Report on Form 10-K of The Greenbrier Companies, Inc. for the year ended August 31, 2010.

/s/ Deloitte & Touche LLP
Portland, Oregon
March 18, 2011